   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 18, 1997
                                               REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              RAYCHEM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                     94-1369731
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)
           300 CONSTITUTION DRIVE,
            MENLO PARK, CALIFORNIA                              94025-1164
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                      EXECUTIVE DEFERRED COMPENSATION PLAN
                           (FULL TITLE OF THE PLANS)

                                KAREN O. COTTLE
                              RAYCHEM CORPORATION
                             300 CONSTITUTION DRIVE
                       MENLO PARK, CALIFORNIA 94025-1164
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (415) 361-3333
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:
                                SARAH A. O'DOWD
                       HELLER, EHRMAN, WHITE & MCAULIFFE
                             525 UNIVERSITY AVENUE
                        PALO ALTO, CALIFORNIA 94301-1908
                                 (415) 324-7000
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
=================================================================================================
                                              PROPOSED MAXIMUM PROPOSED MAXIMUM
TITLE OF SECURITIES            AMOUNT TO BE    OFFERING PRICE      AGGREGATE        AMOUNT OF
TO BE REGISTERED(1)             REGISTERED        PER SHARE     OFFERING PRICE  REGISTRATION FEE
-------------------------------------------------------------------------------------------------
Deferred Compensation
  Obligations................    $13,818,683        100%          $13,818,683       $4,187.48
=================================================================================================

(1) The Deferred Compensation Obligations are unsecured obligations of Raychem Corporation to pay deferred compensation in the future in accordance with the terms of the Raychem Corporation Executive Deferred Compensation Plan for a select group of eligible employees.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement on Form S-8 covers securities of the Registrant of the same class as other securities for which registration statements on Form S-8 relating to the Raychem Corporation Executive Deferred Compensation Plan are effective. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference the contents of these previously-filed registration statements: Registration Nos. 33-58437, 33-58871, 333-00355 and 333-00925.

ITEM 8.  EXHIBITS

     5     --  Opinion of Heller, Ehrman, White & McAuliffe
    23.1   --  Consent of Heller, Ehrman, White & McAuliffe (filed as part of Exhibit 5)
    23.2   --  Consent of Price Waterhouse LLP, Independent Accountants
    24     --  Power of Attorney (see pages II-2, II-3)
    99.1   --  Raychem Corporation Executive Deferred Compensation Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, state of California, on this 18th day of February, 1997.

                                          RAYCHEM CORPORATION

                                          By:       /s/ RAYMOND J. SIMS
                                            ------------------------------------
                                            Raymond J. Sims
                                            Senior Vice President and Chief
                                            Financial Officer

                      POWER OF ATTORNEY TO SIGN AMENDMENTS

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Richard A. Kashnow, Raymond J. Sims and Karen O. Cottle, and each of them, with full power of substitution and full power to act without the other such person's true and lawful attorney-in-fact and agent for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

/s/ RICHARD A. KASHNOW                      President, Chief Executive        February 18, 1997
------------------------------------------    Officer and Chairman of the
Richard A. Kashnow                            Board of Directors (Principal
                                              Executive Officer)

/s/ RAYMOND J. SIMS                         Senior Vice President and Chief   February 18, 1997
------------------------------------------    Financial Officer (Principal
Raymond J. Sims                               Financial Officer)

/s/ DEIDRA D. BARSOTTI                      Vice President and Controller     February 18, 1997
------------------------------------------    (Principal Accounting
Deidra D. Barsotti                            Officer)

/s/ RICHARD DULUDE                          Director                          February 18, 1997
------------------------------------------
Richard Dulude

/s/ JAMES F. GIBBONS                        Director                          February 18, 1997
------------------------------------------
James F. Gibbons

/s/ JOHN P. MCTAGUE                         Director                          February 18, 1997
------------------------------------------
John P. McTague

/s/ DEAN O. MORTON                          Director                          February 18, 1997
------------------------------------------
Dean O. Morton

/s/ ISAAC STEIN                             Director                          February 18, 1997
------------------------------------------
Isaac Stein

/s/ CHANG-LIN TIEN                          Director                          February 18, 1997
------------------------------------------
Chang-Lin Tien

/s/ CYRIL J. YANSOUNI                       Director                          February 18, 1997
------------------------------------------
Cyril J. Yansouni

                               INDEX TO EXHIBITS

                                                                                      SEQUENTIALLY
                                                                                        NUMBERED
ITEM NO.                               DESCRIPTION OF ITEM                                PAGE
--------     -----------------------------------------------------------------------  ------------
     5       Opinion of Heller, Ehrman, White & McAuliffe
  23.1       Consent of Heller, Ehrman, White & McAuliffe (filed as part of Exhibit
             5)
  23.2       Consent of Price Waterhouse LLP, Independent Accountants
    24       Power of Attorney (see pages II-2, II-3)
  99.1       Raychem Corporation Executive Deferred Compensation Plan